UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 17, 2018

VOYA FINANCIAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	001-35897	52-1222820
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

230 Park Avenue New York, New York	10169
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 309-8200

N/A

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02.	Results of Operations and Financial Condition.

See Item 8.01 below, which is incorporated by reference herein.

Item 7.01.	Regulation FD.

In connection with the Offering (as defined below) described in Item 8.01 below, Voya Financial, Inc. (“Voya” or the “Company”) made available the following information to potential investors:

During the fourth quarter of 2017, the Company entered into a share repurchase arrangement with a third-party financial institution, pursuant to which the Company made an up-front payment of $500 million and received delivery of approximately 7.8 million shares. The number of shares repurchased is subject to adjustment until the settlement date in the first quarter of 2018.

Item 8.01.	Other Events.

On January 17, 2018, Voya commenced a proposed offering (the “Offering”), through a private placement, of $350 million aggregate principal amount of fixed-to-floating rate junior subordinated notes (the “Notes”). The Notes will be guaranteed on an unsecured, junior subordinated basis by Voya Holdings Inc., a wholly-owned subsidiary of Voya. The precise timing, size and terms of the Offering are subject to market conditions and other factors. The Company intends to use the net proceeds from the Offering to repay at maturity its unsecured 2.9% senior notes due 2018 (the “Senior Notes due 2018”) and to pay accrued interest thereon. To the extent any proceeds remain after the repayment of the Senior Notes due 2018, the Company will use such proceeds for general corporate purposes.

The Notes and related guarantee have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws. Unless they are so registered, the Notes and related guarantee may not be offered or sold within the United States except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state securities law. The Notes and related guarantee will be offered only to persons reasonably believed to be “qualified institutional buyers” in compliance with Rule 144A under the Securities Act and outside the United States to non-U.S. persons in compliance with Regulation S under the Securities Act.

This Current Report on Form 8-K is neither an offer to sell, nor a solicitation of an offer to buy the Notes, or any other securities, and shall not constitute an offer to sell, or a solicitation of an offer to buy, or a sale of, the Notes, or any other securities, in any jurisdiction in which such offer, solicitation or sale is unlawful.

A confidential offering memorandum is being furnished to prospective investors in connection with the proposed Offering. Certain disclosures that are included in the confidential offering memorandum are attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein. Certain of this information has not previously been made publicly available by the registrant. This Current Report on Form 8-K also updates certain information previously reported by the Company.

Commentary Regarding Forward-Looking Statements

Certain statements in this Current Report on Form 8-K, including those describing the closing of the Offering and the expected use of proceeds from the Offering, constitute forward looking statements. These statements are not historical facts but instead represent only Voya’s belief regarding future events, many of which, by their nature, are inherently uncertain and outside Voya’s control. It is possible that actual results will differ, possibly materially, from the anticipated results indicated in these statements. Factors that may cause actual results to differ from those in any forward-looking statement also include those described under “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Trends and Uncertainties” in Voya’s Annual Report on Form 10-K for the year ended December 31, 2016, filed with the Securities and Exchange Commission (“SEC”) on February 23, 2017, Voya’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2017, filed with the SEC on August 2, 2017, Voya’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2017, filed with the SEC on November 1, 2017, and the other filings Voya makes with the SEC.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

99.1	Disclosures Regarding Voya Financial, Inc.

EXHIBIT INDEX

Exhibit No.	Description

99.1	Disclosures Regarding Voya Financial, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VOYA FINANCIAL, INC.

By:	/S/ TREVOR OGLE
Name:	Trevor Ogle

Title:	Senior Vice President and Deputy General Counsel

Date: January 17, 2018